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November 24, 1998                                                 EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                             CellPro, Incorporated

We have read Item 4 of CellPro, Incorporated's Form 8-K/A dated November 24, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ PriceWaterhouseCoopers LLP